ADMA Biologics Added to the Russell 3000 and Russell 2000 Indexes

RAMSEY, N.J. and BOCA RATON, FL., June 25, 2018 - ADMA Biologics, Inc. (NASDAQ: ADMA), a vertically integrated commercial biopharmaceutical company that manufactures, markets and develops specialty plasma-based biologics for the prevention and treatment of certain infectious diseases, today announced that is has been added to the Russell 3000® Index and its subcomponent, the Russell 2000®Index. Each June, the entire family of Russell U.S. Indexes is reconstituted to reflect market changes during the past year, with inclusion criteria determined by market-capitalization, rankings, and style attributes.

Russell indexes are widely used by institutional investors and index funds as benchmarks for active investment strategies. According to FTSE Russell, approximately $9 trillion in assets are benchmarked against Russell’s U.S. indexes. A total of 211 companies will join the Russell 2000® Index during this year’s reconstitution.

“Inclusion in the Russell Indexes is expected to broaden awareness and ownership of ADMA, as we execute on our plans to grow our immune globulin business and advance our drug candidates’ pipeline,” said Adam Grossman, President and CEO of ADMA Biologics. “We have made significant progress on remediating the outstanding compliance and manufacturing issues in our Boca Raton facility since we acquired it in June 2017. Additionally, we expect to relaunch our Bivigam® product with our optimized intravenous immune globulin manufacturing process and resubmit the biologics license application for our novel intravenous immune globulin therapy, RI-002, in the second half of this year.”

More information on the Russell 3000® and the Russel 2000® is available on the “Russell US Index Reconstitution” section of the FTSE Russell website.

About ADMA Biologics, Inc. (ADMA)
ADMA Biologics is a vertically integrated commercial biopharmaceutical company that manufactures, markets and develops specialty plasma-based biologics for the treatment of Primary Immune Deficiency Disease (“PIDD”) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for other medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283, 9,815,886 and 9,969,793 related to certain aspects of its lead product candidate, RI-002. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. ("we“, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," “project,” "intend," “forecast,” "target,” ”anticipate,” “plan,” “planning,” “expect,” “believe,” “will," “is likely,” “will likely,” “should,” “could,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements concerning our plans to develop, manufacture, market, launch and expand our own commercial infrastructure and commercialize our current products and future products, the safety, efficacy and expected timing of, and our ability to, obtain and maintain regulatory approvals of our current products and product candidates, and the labeling or nature of any such approvals, the success of our work with our third party vendors and the U.S. Food and Drug Administration (the “FDA”) in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with Primary Immune Deficiency Disease or other indications, our ability to realize increased prices for plasma growth in the plasma collection industry and our expectations for future capital requirements. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Executive Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC | 212-915-2568 |